EXHIBIT NO. 99.1(c)

                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

      Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended, (the "Declaration"), of MFS/Sun Life Series Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

            The series designated as Research Growth and Income
            Series shall be redesignated as Core Equity Series.

      Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.
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      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 30th day of April 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


      J. KIRMIT BIRCHFIELD                      DERWYN F. PHILLIPS
      --------------------------                --------------------------
      J. Kermit Birchfield                      Derwyn F. Phillips
      33 Way Road                               29 Northstone Road, Unit 6
      Gloucester, MA  01930                     Swampscott,  MA  01907


      ROBERT C. BISHOP                          C. JAMES PRIERU
      --------------------------                --------------------------
      Robert C. Bishop                          C. James Prieur
      1199 Madia Street                         60 Douglas Drive
      Pasadena, CA  91103                       Toronto, Ontario
                                                M4W 2B3, Canada

      FREDERICK H. DULLES
      --------------------------                RONALD G. STEINHART
      Frederick H. Dulles                       --------------------------
      57 Tradd Street                           Ronald G. Steinhart
      Charleston SC 29401-2539                  25 Robledo Drive
                                                Dallas, TX  75230

      DAVID D. HORN
      --------------------------                HAVILANE WRIGHT
      David D. Horn                             --------------------------
      257 Lake Street                           Haviland Wright
      New Vineyard, ME  04956                   4610 Kapuna Road
                                                Kilauea HI  96754